Exhibit 10.17

FORTUNE BRANDS HOME & SECURITY, INC.

2011 LONG-TERM INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR STOCK ELECTION PROGRAM

1. Purpose of Program

The purpose of this Non-Employee Director Stock Election Program (the “Program”), adopted and administered under the Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan (the “LTIP”), is to enable non-employee directors (as defined below) of Fortune Brands Home & Security, Inc. (the “Company”) to elect to receive shares of common stock of the Company (“Common Stock”) in lieu of the cash retainers payable to them for their service on the Board of Directors of the Company (the “Board”).

2. Administration of Program

The Program shall be administered by the Nominating and Corporate Governance Committee of the Board (the “Committee”). The Committee shall have the power and authority to administer, construe and interpret the Program, to make rules for administering the Program and to make changes in such rules.

3. Participation

All non-employee directors shall be eligible to participate in the Program. The term “non-employee director” means a member of the Board who, at the time of performance of the services relevant to payment under the Program, is not an employee of the Company or any of its subsidiaries.

4. Election to Receive Fees in Common Stock

(a) The Company generally pays certain fees, including, but not limited to, an annual retainer, committee membership fees and chairperson fees, to non-employee directors in cash. Each non-employee director shall have the right to elect, at any time, subject to the Company’s general policies with respect to “quiet periods” and investment elections during such quiet periods, to receive payment of all such fees in shares of Common Stock, and shall have the right, at any time, to reverse such an election, by filing with the Committee, or such person as the Committee shall designate, a Payment Election Form, as attached hereto as Exhibit A. Any election to receive fees in shares of Common Stock, or any reversal of such an election, will become effective for the next regularly scheduled quarterly payment after the date the Payment Election Form is filed with the Company, except that if the Payment Election Form is filed at the time a director is first elected to the Board, then such election shall be effective for the director’s first payment.

(b) If an election is made pursuant to Section 4(a) of the Program then, after the election becomes effective, the Company shall pay any amounts due to the non-employee director that are subject to the election in whole shares of Common Stock, except that the value of any fractional share shall be paid in cash. The number of shares of Common Stock to be issued to the non-employee director shall be equal to a fraction, the numerator of which is the amount to be paid to the non-employee director and the denominator of which is the closing price of the Common Stock on the New York Stock Exchange (or such other national exchange on which the stock is listed) on the first day of trading at the beginning of the quarter in which the payment is scheduled to be made. To eliminate any fractional shares, to the extent the fraction is not equal to a whole number, it shall be rounded down to the next whole number, which shall be subtracted from the amount to be paid to the non-employee director and the difference shall be paid to the non-employee director in cash on an annual basis.

5. Limitations and Conditions

(a) The shares of Common Stock issued to non-employee directors under the Program may consist, in whole or in part, of authorized but unissued shares or shares held in the Company’s treasury. Shares issued under the Program shall be, and hereby are deemed to be, granted pursuant to the LTIP or any other equity compensation plan subsequently adopted by the Company.

(b) Prior to each issuance to a non-employee director of shares of Common Stock pursuant to the Program, such non-employee director must make representations satisfactory to the Committee to the effect that such shares are to be held for investment purposes and not with a view to or for resale or distribution except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and must give a written undertaking to the Company in form and substance satisfactory to the Committee that he or she will not publicly offer or sell or otherwise distribute such shares other than (i) in the manner and to the extent permitted by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, (ii) pursuant to any other exemption from the registration provisions of the Securities Act or (iii) pursuant to an effective registration statement thereunder.

(c) Nothing contained herein shall be deemed to create the right in any non-employee director to remain a member of the Board, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any shares of Common Stock under the Program to which he or she is not already entitled with respect to any year.

6. Stock Adjustments

In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in the number and kind of shares that shall be issued under the Program, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

7. Amendment and Termination

The Board shall have the power to amend or terminate the Program at any time, subject to stockholder approval requirements under applicable laws; provided, however, that, to be effective, any amendment of the Program shall comply with the requirements of the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, to the extent necessary so that the receipt of shares of Common Stock by a non-employee director under the Program shall be exempt from such Section 16(b).

8. Miscellaneous

(a) Indemnification. Each person who is or has been a member of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit, or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by that person in a settlement approved by the Company, or paid by that person in satisfaction of any judgment in any such action, suit, or proceeding against that person, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the action, suit or proceeding before that person undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which an individual may be otherwise entitled, or any power that the Company may have to indemnify him or her or hold him or her harmless, to the fullest extent permitted under Delaware law.

(b) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

(c) Severability. If any provision of the Program is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Program, and the Program will be construed and enforced as if the illegal or invalid provision had not been included.

(d) Requirements of Law. The issuance of payments under the Program will be subject to all applicable laws, rules, and regulations, and to any approvals required by any governmental agencies or national securities exchanges.

(e) Unfunded Status of the Program. The Program is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a non-employee director by the Company, nothing contained herein will give any rights to a non-employee director that are greater than those of a general creditor of the Company.

(f) Governing Law. The Program will be construed in accordance with and governed by the laws of the State of Delaware, determined without regard to its conflict of law rules.

9. Effective Date

The Program shall be effective as of January 1, 2012.

FORTUNE BRANDS HOME & SECURITY, INC.

NON-EMPLOYEE DIRECTOR STOCK ELECTION PROGRAM

PAYMENT ELECTION FORM

As of                , 20            , the individual whose name appears below, who is a non-employee director of Fortune Brands Home & Security, Inc. (the “Company”), executes this election (the “Payment Election Form”) with respect to cash retainers payable to him or her described in section 4(a) of the Fortune Brands Home & Security, Inc. Non-Employee Director Stock Election Program (the “Program”). Any term capitalized herein but not defined will have the meaning set forth in the Program.

In accordance with the terms of the Program and to the extent permitted by the Program, the non-employee director hereby elects to receive all cash retainers described in section 4(a) of the Program payable to him or her, in their entirety, in the following form:

                Common Stock

OR

                Cash

This election will become effective for the next regularly scheduled quarterly payment date after the date this Payment Election Form is filed with the Company. Unless the Payment Election Form is being filed at the time of my election to the Board of Directors, then such election will become effective for the first payment made to me. This Payment Election Form will, upon becoming effective, supersede any prior Payment Election Form filed by the non-employee director. If no Payment Election Form is filed by the non-employee director, or if a Payment Election Form is internally inconsistent or conflicts with a concurrent Payment Election Form, payment under the Plan will be made to the non-employee director in cash.

IN WITNESS WHEREOF, the non-employee director has duly executed this Payment Election Form as of the date first written above.

Non-Employee Director’s Signature

Non-Employee Director’s Name (please print)

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